Exhibit 23.3

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the 2003 and 2002 financial statements, which appears in The Peoples BancTrust Company, Inc.’s Annual Report on Amendment No. 2 on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

December 29, 2005